As filed with the Securities and Exchange Commission on March 29, 2023

No. 333-114425

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELKONET, INC.

(Exact name of registrant as specified in its charter)

UTAH (State or other jurisdiction of incorporation or organization)	87-0627421 (I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175

Waukesha, WI 53186

(414) 302-2299

(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Piercarlo Gramaglia

Chief Executive Officer

20800 Swenson Drive, Suite 175

Waukesha, WI 53186

(414) 302-2299

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Allan Grauberd

Moses & Singer LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

(212) 554-7883

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule462(c) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of large accelerated filer, accelerated filer, smaller reporting company, and emerging growth company in Rule12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION

On March 29, 2023, Telkonet, Inc. decided to voluntarily deregister from the reporting requirements under the Securities Exchange Act of 1934, as amended, with the Securities Exchange Commission. In connection with Telkonet, Inc.’s voluntary decision to deregister from these reporting requirements, Telkonet, Inc. has determined to terminate any and all offerings pursuant to this Registration Statement. Accordingly, the filing of this Post-Effective Amendment is made pursuant to an undertaking made by Telkonet, Inc. in Part II of this Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering. The total number of shares of common stock, $0.001 par value per share, of Telkonet, Inc. registered pursuant to this Form S-3, as amended, that may be offered and sold from time to time by the selling stockholders is 15,560,495, of which 14,572,754 shares have been sold since the Registration Statement became effective and 987,741 shares remain unsold. The Registration Statement is hereby amended to remove from registration the remaining 987,741 shares. Accordingly, this Registration Statement is terminated.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waukesha, state of Wisconsin, on the 29th day of March, 2023.

TELKONET, INC.

By:	/s/ Piercarlo Gramaglia
Name:	Piercarlo Gramaglia
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.